------------------------------------------------------------------------------
------------------------------------------------------------------------------




                         COMMON STOCK PURCHASE AGREEMENT

                                     AMONG
                                 SUPERGEN, INC.
                                      AND
                                 THE PURCHASERS


                                AUGUST 29, 1997



------------------------------------------------------------------------------
------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1  PURCHASE AND SALE ...........................................     1

   1.1     Authorization ...............................................     1
   1.2     Purchase and Sale of Stock ..................................     1
   1.3     The Closing .................................................     1
   1.4     Purchase Price ..............................................     1
   1.5     Delivery ....................................................     1

SECTION 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............     2

   2.1     Corporate Existence and Power ...............................     2
   2.2     Authorization; No Restrictions ..............................     2
   2.3     Capital Stock ...............................................     2
   2.4     Disclosure ..................................................     3

SECTION 3  REPRESENTATIONS AND WARRANTIES OF PURCHASERS ................     3

   3.1     Accredited Investor; Experience .............................     3
   3.2     Investment ..................................................     4
   3.3     Rule 144 ....................................................     4
   3.4     Authorization ...............................................     4
   3.5     Brokers or Finders ..........................................     4
   3.6     Advisors ....................................................     4
   3.7     Restrictions on Transfer; Legend ............................     5

SECTION 4  CONDITIONS PRECEDENT TO  OBLIGATIONS ........................     5

   4.1     Conditions to the Purchasers' Obligations ...................     5
   4.2     Conditions to the Company's Obligations .....................     6

SECTION 5  MISCELLANEOUS ...............................................     6

   5.1     Confidentiality .............................................     6
   5.2     Notices .....................................................     6
   5.3     Entire Agreement ............................................     7
   5.4     Partial Invalidity ..........................................     7
   5.5     No Waiver ...................................................     7
   5.6     Binding Effect ..............................................     7
   5.7     Announcements ...............................................     7

   5.8     Expenses ....................................................     8
   5.9     Headings ....................................................     8
   5.10    Cooperation .................................................     8
   5.11    Governing Law ...............................................     8
   5.12    Finders Fees ................................................     8
   5.13    California Corporate Securities Law .........................     8
   5.14    Counterparts ................................................     8

                        COMMON STOCK PURCHASE AGREEMENT



     THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement"), is made as of August 29, 1997 by and among SUPERGEN, INC., a California corporation (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached as EXHIBIT A (the "Purchasers").

                                SECTION 1

                            PURCHASE AND SALE

     1.1 AUTHORIZATION. The Company has authorized the sale of up to 1,400,000 shares (the "Shares") of its Common Stock, $.001 par value ("Common Stock"), subject to satisfaction or waiver of the conditions set forth in
Section 4.

     1.2 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company shall sell, assign, convey, transfer and deliver to the Purchasers, and the Purchasers shall on the Closing Date (defined in Section 1.3), purchase and acquire from the Company the number of shares of Common Stock set forth in column 2 opposite the Purchaser's name on the Schedule of Purchasers at a purchase price of $11.00 per share and at an aggregate purchase price as set forth in column 3 opposite the Purchaser's name on the Schedule of the Purchasers (the "Purchase Price"). The Company's agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.

     1.3 THE CLOSING. The closing (the "Closing") of the purchase and sale of the Shares under Section 1.2 shall, subject to the satisfaction or waiver of all conditions precedent set forth in Section 4 and payment of the Purchase Price, occur on August 29, 1997 (the "Closing Date") at ll:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Place, Palo Alto, California 94304-1050.

     1.4 PURCHASE PRICE. Payment of the Purchase Price shall be in U.S. dollars and shall be made in cash or by certified check made payable to the Company or by wire transfer of immediately available funds to an account or accounts of the Company at a bank or banks specified by the Company.

     1.5 DELIVERY. On the Closing Date, the Company shall deliver to the Purchasers the stock certificates representing the number of Shares purchased as set forth in column 2 of the Schedule of Purchasers, registered in the name of the Purchasers in exchange for the Purchase Price.

                                   SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In connection with the sale of the Shares, the Company represents and warrants to the Purchasers as of the date of this Agreement as follows:

     2.1 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly organized and validly existing under the laws of the State of California.
The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction where the conduct of its business or the ownership of its properties or assets requires such qualification (except where failure to qualify would not have a material adverse effect on the Company's business or financial condition).

     2.2 AUTHORIZATION; NO RESTRICTIONS. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action. This Agreement has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors rights generally and principles of equity relating to specific performance, injunctive relief or other equitable remedies and limitations of public policy. The Company has obtained all necessary authorizations, consents and approvals, governmental and otherwise, required for the execution and delivery of this Agreement and performance of its obligations hereunder, other than such filings as may be necessary to qualify (or secure an exemption from qualification if available) under other applicable state and federal securities laws, which filings and qualifications, if required, will be accomplished in a timely manner. The execution, delivery and performance of this Agreement by the Company in accordance with its terms will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any encumbrance, or require the consent of any third party or U.S. governmental authority pursuant to (i) any provisions of the Amended and Restated Articles of Incorporation or Bylaws of the Company or (ii) any franchise, mortgage, indenture or deed of trust or any lease, license or other agreement or any law, rule, regulation, order, judgment or decree to which the Company is a party or by which the Company (or any of the Company's assets, properties, operations or business) is bound, which default, right to accelerate, loss of rights under or creation of an encumbrance, or failure to obtain such consent would have a material adverse effect on the Company's business or financial condition.

     2.3 CAPITAL STOCK. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is 40,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.001 (the "Preferred Stock"). As of July 21, 1997, there were 17,031,156 shares of Common Stock issued and outstanding, and there were no issued and outstanding shares of Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved 2,399,550 shares of Common

Stock for issuance under the Company's 1993 Stock Plan, 250,000 shares for issuance under the 1996 Director's Stock Option Plan and 294,000 shares for issuance under other stock option plans and agreements, stock purchase plans and agreements, stock bonus plans and agreements or other similar arrangements established for employees, directors or consultants of the Company (together with the 1993 Stock Plan and the 1996 Director's Stock Option Plan, the "Stock Plans"). In addition, as of July 21, 1997, the Company has reserved 4,171,402 shares of Common Stock for issuance upon exercise of outstanding warrants. Except for such shares of Common Stock reserved for issuance under such warrants and under the Company Stock Plans, and except for 3,825,000 shares reserved for issuance pursuant to a Convertible Secured Note, Option and Warrant Purchase Agreement dated as of June 17, 1997 by and among the Company, Tako Ventures, LLC, a California limited liability company, and Lawrence J. Ellison, there are no outstanding options, warrants, rights (including conversion and preemptive rights or rights of first refusal) or other agreements to issue or purchase any shares of Common Stock or Preferred Stock of the Company.

     2.4 DISCLOSURE. The Company's reports, registration statements, proxy statements and other materials, together with any amendments thereto, required to be filed by the Company with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 12, 1996 (the "SEC Reports") do not, as of the date filed, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The financial statements contained in the SEC Reports fairly present the financial position of the Company as of the dates thereof and for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles and with the published rules and regulations of the SEC with respect thereto.

                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

     3.1 ACCREDITED INVESTOR; EXPERIENCE. The Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to its satisfaction. The Purchaser understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties in Section 2 or the right of the

Purchaser to rely thereon.

     3.2 INVESTMENT. The Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares to be purchased have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

     3.3 RULE 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement without registration under the Securities Act subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares and the availability of certain current public information about the Company.

     3.4 AUTHORIZATION. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5 BROKERS OR FINDERS. The Purchaser has not engaged any brokers, finders, or agents, and the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby. In the event that the preceding sentence is in any way inaccurate, the Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of the Purchaser's officers, directors, employees or representatives, is responsible.

     3.6  ADVISORS.   The Purchaser has reviewed with its own tax advisers
the federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement and has relied solely on such advisers and not on any statements or representations of the Company or any of its agents. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     3.7  RESTRICTIONS ON TRANSFER; LEGEND.

          (a) Prior to any proposed sale, assignment, transfer or pledge of any Shares (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of the holder's intention to effect such transfer, sale, assignment or pledge. Each notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied by a written opinion of legal counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.7(b) below, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

          (b) Each certificate representing the Shares shall be endorsed with the following legend and any other legends required by law:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                   SECTION 4

                     CONDITIONS PRECEDENT TO  OBLIGATIONS

     4.1 CONDITIONS TO THE PURCHASERS' OBLIGATIONS. The obligation of the Purchasers to purchase the Shares at the Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by the Purchasers):

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all the representations and warranties of the Company contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby.

          (b) NO PROHIBITION. No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits the Purchasers from consummating the transactions contemplated hereby. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemption therefrom, required by any state for the offer and sale of the Shares.

     4.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to sell the Shares at the Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions (any of which may be waived by the Company):

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS. The Purchasers shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of the Purchasers contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          (b) NO PROHIBITION. No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits the Company from consummating the transactions contemplated hereby.
 The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemption therefrom, required by any state for the offer and sale of the Shares.

          (c) ICL AGREEMENT. On or prior to the Closing Date, the Company shall have entered into an agreement to repurchase 740,000 shares of the Company's Common Stock from Israel Chemicals, Ltd., an Israeli limited liability company.

                                   SECTION 5

                                 MISCELLANEOUS

     5.1 CONFIDENTIALITY. The Purchasers shall not, at any time, disclose to any third party any confidential information or trade secret of the Company, any client or customer of the Company (other than as may be required by law or in the normal course of business), or utilize such confidential information or trade secret for its own benefit, or for the benefit of any third party. The term "confidential information or trade secret" shall not include any information which is or shall become generally available to the public other than by breach of this provision.

     5.2 NOTICES. All notices and other communications required or permitted to be given under any provision of this Agreement shall be in writing and shall be deemed given when delivered (i) by hand, (ii) by Express Mail, Federal Express or other overnight express delivery service (receipt requested), or (iii) by telecopy (receipt confirmed), as follows:

         If to the Purchaser, addressed to the Purchaser at the address set forth on the Schedule of Purchasers or at such other address as the Purchaser has furnished to the Company in writing.

         If to the Company, addressed to the Company at

         SuperGen, Inc.
         Two Annabel Lane, Suite 220
         San Ramon, CA  94583
         Attention:  President

         with a copy to:

         Wilson Sonsini Goodrich & Rosati
         650 Page Mill Road
         Palo Alto, CA 94304-1050
         Attention:  John V. Roos, Esq.

     Any party may change its address for the purpose of this Agreement by notice to the other parties given as set forth above. Any such notice shall be deemed to have been given (i) upon delivery, if personally delivered or sent by overnight courier and (ii) on the first business day following telecopy, if telecopied.

     5.3 ENTIRE AGREEMENT. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior written or oral understandings or agreements among the parties regarding the subject matter hereof. This Agreement may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by the Company and the Purchasers.

     5.4 PARTIAL INVALIDITY. If any provision of this Agreement is for any reason held to be invalid, prohibited or unenforceable in any jurisdiction by a court of competent jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining portion of such provision or the other provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     5.5 NO WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     5.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

     5.7 ANNOUNCEMENTS. The Purchasers agree not to make any public announcement with respect to this Agreement and the transactions contemplated by this Agreement without the prior approval of the Company.

     5.8 EXPENSES. Each party to this Agreement shall pay its own expenses and costs incurred by it in connection with the negotiation and consummation of this Agreement.

     5.9 HEADINGS. The article and section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles or sections.

     5.10 COOPERATION. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

     5.11 GOVERNING LAW. This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of California.

     5.12 FINDERS FEES. The Company will indemnify the Purchasers, and the Purchasers will indemnify the Company against all liabilities incurred by the indemnifying party or parties with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party or parties, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

     5.13 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which shall be deemed one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                        PURCHASER:

                                        _________________________________

                                        Title:___________________________


                                        By:______________________________

                                        Title:___________________________


                                        SUPERGEN, INC.

                                        By:______________________________

                                        Title:___________________________

                                     EXHIBIT A

                              SCHEDULE OF PURCHASERS

PURCHASER NAME AND ADDRESS         NO. SHARES PURCHASED         PURCHASE PRICE